EMPLOYMENT AGREEMENT


This Employment Agreement (this "Agreement") is effective as of October 1, 2003 (the "Effective Date"), and is entered into by and between GEORGE KAZANTZIS., an independent contractor ("Contractor"), and ENVIROKARE TECH, INC., a Nevada corporation (the "Company").


R E C I T A L S

WHEREAS, by entering into this Agreement, the terms of Contractor's employment with the Company shall be governed by the terms and conditions of this Agreement and any prior agreement between Contractor and the Company or any of the Company's affiliated entities relating to Contractor's employment with the Company or any of its affiliated entities shall be superseded by the terms of this Agreement except to the extent set forth herein. Provided however, that any compensation due the Contractor for the period prior to this document shall be subject to the terms of a separate agreement.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:



A G R E E M E N T

1. Employment. As of the Effective Date, the Company hereby employs Contractor to serve in the capacity of Chief Operating Officer (COO). The Company's Board of Directors (the "Board") may provide other designations of title to the Contractor by the written mutual consent of the Board of Directors and the Contractor.

     Contractor agrees to perform the duties and functions of Chief Operating Officer to the best of his ability as assigned by the Board of Directors. Contractor shall endeavor through the application of his time, energy and attention to execute his duties in a professional manner with competence and integrity.

     The term of this agreement shall be thirty six (36) months.


2.   Employment Compensation And Benefits.


     (A) Base Salary. Contractor's initial base salary shall be at the annual rate of One Hundred Ten Thousand Dollars ($110,000) for the first 12 months hereof ($50,000 of which will be accrued as deferred compensation); One Hundred Forty Thousand Dollars ($140,000) for the second 12 months hereof ($60,000 of which will be accrued as deferred compensation) and One Hundred Sixty Thousand Dollars ($160,000) or industry standard, whichever is greater, for the third 12 months hereof (the "Base Salary"), which shall be payable at least as frequently a withholding taxes. The Company, on the basis of Contractor's performance and the Company's financial success and progress, shall review this salary level at least annually. All deferred compensation and interest is due and payable to the contractor 36 months from the date of this agreement or sooner subject to any termination provisions herein. Deferred compensation will accrue interest at a annual rate two percentage points (2%) above the prime lending rate as published in the Wall Street Journal (compounded quarterly). The relevant deferred amount and all interest so accrued thereon shall be an unsecured general obligation of the Company, due and payable according to the terms herein.

     (b) Incentive Compensation. As additional compensation to provide incentives for Contractor to extend efforts which will assist in increasing the profits of the Company, Contractor shall be eligible to receive incentive compensation based on achieving individual and organizational performance objectives in accordance with the terms and conditions of the Company's management compensation plan as may be modified from time to time.

     (c) Expense Reimbursement. The Company shall reimburse Contractor for all reasonable amounts actually expended at the Contractor's discretion in the course of performing his duties for the Company. Contractor will tender receipts, copies or written accounts describing the amounts and purpose of the expense to the Company.

     (d) Other Benefits. As an independent contractor, no benefits other than those described herein are offered to the Contractor under this agreement. No medical, dental, life or disability insurance, pension or 401K benefits are offered herein. Contractor may receive medical insurance coverage after one year from date at the discretion of the Company.

     (A) Contractor shall during the term of this Agreement be provided with the use of a cell phone, car allowance in the amount of $300 per month, shared apartment expenses in Orlando, Florida and such other equipment and services as the Contractor shall reasonably deem necessary to perform his duties.

     (B) Warrants. Contractor shall receive, upon signing this agreement, fully vested warrants to purchase 1,200,000 shares of the Company's common stock pursuant to the terms and conditions of the warrant agreement which is attached hereto and made a part hereof. Of this number, the following applies: In the event that the Company terminates this agreement for "Cause" (as hereinafter defined) before the end of the first year, any unexercised warrants to purchase up to 800,000 shares shall be forfeited and cancelled. In the event that this agreement is terminated by the Contractor without "Reason" (as hereinafter defined) before the end of the first year, any unexercised warrants to purchase up to 800,000 shares shall be forfeited and cancelled. In the event that this agreement is terminated by the Contractor without "Reason" (as hereinafter defined) before the end of the second year, any unexercised warrants to purchase up to 400,000 shares shall be forfeited and cancelled. In the event that this agreement is terminated by the company for "Cause" ( as hereinafter defined) before the end of the second year, any unexercised warrants to purchase up to 800,000 shares shall be forfeited and cancelled. In the event that this agreement is terminated by either party with or without "Reason" or "Cause" after the second anniversary of the date of this agreement, any unexercised warrants to purchase up to 1,200,000 shares of the Company's common stock shall not be subject to forfeiture for any reason. Upon execution of this agreement, warrants to purchase 400,000 shares of the Company's common stock shall not be subject to forfeiture for any reason.

     (A) Authority: Contractor's authority including without limitation his authority to bind Company to contracts, instruments and expenditures of any kind and to dispose of or encumber Company assets shall not be less than that specified or incidental to the Company's By-Laws as presently in effect. Company hereby authorizes Contractor with operating expense approval authority for up to $100,000 per expense item and capital expense approval authority for up to $50,000 per capital item.

     (A) Insurance/Indemnification: Company will maintain Directors and Officers liability insurance for the benefit of Contractor, throughout the term of this agreement, in amounts considered prudent for publicly traded companies of like size and engaging in similar businesses as the Company. Board of Directors agrees to hold harmless the Contractor for any liabilities created or ensuing from his conduct of business on the Company's behalf. Company will provide contractor with written proof of insurance at the time of execution of this agreement.

3. Termination.

     (a) At Will. The Company shall employ Contractor at will, and either Contractor or the Company may terminate Contractor's employment with the Company at any time and for any reason, without "Cause" or "Reason" (as hereinafter defined) by giving 90 days written notice and subject to the obligations defined in Section 5 herein.

     (b) The Company may at any time immediately terminate the employment of the Contractor under this agreement for "Cause" (as hereinafter defined), upon ninety (90) days written notice. For purposes of this agreement, the term "Cause" shall mean gross or willful misconduct leading to his being convicted of a non-misdemeanor felony in a U.S. court of law. "Cause" shall not include unsatisfactory performance of duties except as provided above. The Contractor may at any time immediately terminate his employment under this agreement for "Reason" (as hereinafter defined) upon ninety (90) days written notice. For purposes of this agreement the term "Reason" shall mean (i) a material breach by the Company of any term of this agreement including failure to pay Contractor as prescribed in Section 2(a), (ii) any event of bankruptcy or insolvency in respect of the Company (iii)any reduction in Contractor's compensation or position or the duties or authority of the Contractor to a level less than customary to the office of Chief Executive Officer of an industrial corporation (subject to the terms of the Company's By-Laws as presently in effect), (iv)any change in control as defined in Section 4 herein (v) Contractor's death or disability as defined in Section 3(c) below.

     (c) "Disability" shall mean a physical or mental incapacity as a result of which Contractor becomes unable to continue the performance of his responsibilities for the Company and its affiliated companies and which, at least six (6) months after its commencement, is determined to be total and permanent by a physician agreed to by the Company and Contractor, or in the event of Contractor's inability to designate a physician, his legal representative. In the absence of agreement between the Company and Contractor, each party shall nominate a qualified physician and the two physicians so nominated shall select a third physician who shall make the determination as to Disability.

     (d)  Return of Materials.  In the event of any  termination of Contractor's employment for any reason whatsoever, Contractor shall promptly deliver to the Company all Company property, including, but not limited to, documents, data, and other information pertaining to Confidential Information, as defined below. Executive shall not take with him any documents or other information, or any reproduction, summary or excerpt thereof, containing or pertaining to any Confidential Information.

4.   Change in Control.

     (a) Statement of Purpose. The Company believes that it is in the best interest of the Company and its stockholders to foster Contractor's objectivity in making decisions with respect to any pending or threatened Change in Control of the Company and to ensure that the Company will have the continued dedication and availability of Contractor, notwithstanding the possibility, threat or occurrence of a Change in Control. The Company believes that these goals can best be accomplished by alleviating certain of the risks and uncertainties with regard to Contractor's financial and professional security that would be created by a pending or threatened Change in Control and that inevitably would distract Contractor and could impair his ability to objectively perform his duties for and on behalf of the Company. Accordingly, the Company believes that it is appropriate and in the best interest of the Company and its stockholders to provide to Contractor compensation arrangements upon a Change in Control that lessen Contractor's financial risks and uncertainties and that are reasonably competitive with those of other corporations. The purpose of this provision is to provide that, in the event of a "Change in Control," Contractor may become entitled to receive certain additional compensation, as described herein, in the event of his termination under specified circumstances.

     (b) Definition of Change in Control. As used in this Agreement, the phrase "Change in Control" shall mean:

     (i) The acquisition (other than from the Company) by any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (excluding, for this purpose, the Company or its subsidiaries, or any executive benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty-five percent (25%) or more of either the then-outstanding shares of common stock or the combined voting power of the Company's then-outstanding voting securities entitled to vote generally in the election of directors; or

     (ii)Individuals who, as of the date hereof, constitute the Board of Directors of the Company (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Company, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, is or was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

     (iii)Approval by the stockholders of the Company of a reorganization, merger or consolidation with any other person, entity or corporation, other than

     (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of another entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such merger or consolidation, or

     (A) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding voting securities; or

     (C) approval by the stockholders of the Company of a plan of complete liquidation of the Company or an agreement for the sale or other disposition by the Company of all or substantially all of the Company's assets.

5.   Severance Payments

     (a) In the event that (A) the Company shall at anytime terminate the agreement without "Cause", or (B) the Contractor shall terminate the agreement for "Reason" then and in each such case the Company shall immediately (within thirty days)of the termination date pay and provide to the Contractor in cash all accrued deferred salary and interest and 50% of the "base salary" defined in Section 2(a) herein for the ensuing twelve (12) month period beyond the termination date or 50% for each remaining month of the agreement term, whichever is less subject to any notice periods required herein. Additionally, all of Contractor's unexercised warrants to purchase up to 1,200,000 shares of company common stock become non-forfeitable and fully vested. Contractor will also be entitled to additional compensation under specific circumstances of Change of Control as defined in Section (4) above. In any event, if this agreement is not otherwise terminated all accrued deferred compensation and interest are due and payable to the Contractor on the date (36) months from the date of execution of this agreement.

     (b) In the event that (A) the Company shall at anytime terminate the agreement for "Cause" or the Contractor shall terminate the agreement without "Reason" then and in each such case the Company shall immediately (within thirty days of the termination date) pay the Contractor 50% of all accrued compensation plus interest.

     (c) If this agreement is terminated as a result of a Change of Control event, the Contractor shall receive additional cash compensation equal to one (1.0) times the Contractor's annual Compensation rate at the time of the Change of Control event. Such payment shall be due and payable to the Contractor on the date of the Change of Control event.

     (d)  All  rights  of  Contractor  to  compensation  under the terms of this
          Section 5 are absolute with no requirement to mitigate damages.

     (e)  The effective termination date, in all cases, shall be the date ninety
          (90) days after written notification to the Contractor or the Company.

     (f) In the event of termination of this agreement due to the Contractor's death or disability, the compensation due to the Contractor at that time shall be due and payable to the Contractor's heirs and/or successors.

6. Nondisclosure of Confidential Information. Contractor acknowledges that during the term of his employment with the Company, he will have access to and become acquainted with information of a confidential, proprietary or secret nature which is or may be either applicable to, or related in any way to, the present or future business of the Company, the research and development or investigation of the Company, or the business of any customer of the Company ("Confidential Information"). For example, Confidential Information includes, but is not limited to, devices, secret inventions, processes and compilations of information, records, specifications, designs, plans, proposals, software, codes, marketing and sales programs, financial projections, cost summaries, pricing formula, and all concepts or ideas, materials or information related to the business, products or sales of the Company and its customers and vendors. Contractor shall not disclose any Confidential Information, directly or indirectly, or use such information in any way, either during the term of this Agreement or at any time thereafter, except as required in the course of employment with the Company. Contractor also agrees to comply with the Company's policies and regulations, as established from time to time for the protection of its Confidential Information, including, for example, executing the Company's standard confidentiality agreements. This section shall survive termination of this Agreement.

7. Non-Solicitation. Contractor agrees that so long as he is employed by the Company and for a period of six (6) months after termination of his employment for any reason, he shall not (a) directly or indirectly solicit, induce or attempt to solicit or induce any employee of the Company or any of its affiliated companies to discontinue his employment with the Company;
     (b) usurp any opportunity of the Company or any of its affiliated companies of which Executive became aware during his tenure at the Company or which is made available to him on the basis of the belief that Contractor is still employed by the Company; or (c) directly or indirectly solicit or induce or attempt to influence any person or business that is an account, customer or client of the Company or any of its affiliated companies to restrict or cancel the business of any such account, customer or client with the Company or any of its affiliated companies. This section shall survive termination of this Agreement.

8.   Successors.

     (a) This Agreement is personal to Contractor, and without the prior written consent of the Company shall not be assignable by Contractor other than by will or the laws of descent and distribution with the exception that Contractor's warrants to purchase company common stock up to 1,200,000 shares are assignable at the Contractor's discretion and without any approval or encumbrance by the company. All such assigned warrants entitle the assignees to all the same rights and privileges as warrants issued to the Contractor pro rata. This Agreement shall inure to the benefit of and be enforceable by contractor's legal representatives.

     (b) The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors, heirs and assigns of the Company.

9. Governing Law. This Agreement is made and entered into in the State of Florida, and the internal laws of Florida shall govern its validity and interpretation in the performance by the parties hereto of their respective duties and obligations hereunder.

10. Modifications. This Agreement may be amended or modified only by an instrument in writing executed by all of the parties hereto.

11. Entire Agreement. Except as otherwise set forth herein, this Agreement supersedes any and all prior written or oral agreements between Contractor and the Company. This Agreement contains the entire understanding of the parties hereto with respect to the terms and conditions of Contractor's employment with the Company; provided, however, that this Agreement is not intended to supersede any agreements that Contractor may previously have entered into regarding the protection of trade secrets and confidential information.

12. Dispute Resolution. Any controversy or dispute between the parties involving the construction, interpretation, application or performance of the terms, covenants, or conditions of this Agreement or in any way arising under this Agreement (a "Covered Dispute") shall be subject to resolution under the Laws of the State of Florida.

13. Notices. Any notice or communications required or permitted to be given to the parties hereto shall be delivered personally or be sent by United States registered or certified mail, postage prepaid and return receipt requested, and addressed or delivered as follows, or at such other addresses the party addressed may have substituted by notice pursuant to this Section:

To the Company:            Enviorkare Tech, Inc.
                           5850 T.G. Lee Blvd.
                           Orlando, FL  32822


To Contractor:             George Kazantzis
                           209 E. 56th Street Apt. 5G
                           New York, NY  10022

14. Captions. The captions of this Agreement are inserted for convenience and do not constitute a part hereof.

15. Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein and there shall be deemed substituted for such invalid, illegal or unenforceable provision such other provision as will most nearly accomplish the intent of the parties to the extent permitted by the applicable law. In case this Agreement, or any one or more of the provisions hereof, shall be held to be invalid, illegal or unenforceable within any governmental jurisdiction or subdivision thereof, this Agreement or any such provision thereof shall not as a consequence thereof be deemed to be invalid, illegal or unenforceable in any other governmental jurisdiction or subdivision thereof.

16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one in the same Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered effective as of the day and year first written above.


/s/ George Kazantzis
--------------------
George Kazantzis



ENVIROKARE TECH, INC.


by: /s/ Nicholas Pappas
------------------------------

its: Chairman